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                                                                    EXHIBIT 10.1

                          CARIBOU COFFEE COMPANY, INC.
                             1994 STOCK AWARDS PLAN

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                          CARIBOU COFFEE COMPANY, INC.
                              1994 STOCK AWARD PLAN

      Section 1: Purpose. The purpose of the 1994 Stock Award Plan is to induce Caribou Coffee Company, Inc. key employees and certain non-employee service providers to continue to provide valuable services to Caribou Coffee Company, Inc. (the "Corporation") and to encourage such persons to secure or increase on reasonable terms their stock ownership in the Corporation. The Board of Directors of the Corporation believes the Plan is in the best interest of the Corporation and will promote the success of the Corporation. This success will be achieved by encouraging continuity of Team Members and increased incentive and personal interest in the welfare of the Corporation by those who are primarily responsible for shaping and implementing the long-range plans of the Corporation.

      Certain Options granted under this Plan are intended to be Incentive Stock Options qualified under Section 422 of the Code. The Plan also permits the grant of Nonqualified Stock Options and Restricted Stock Awards.

      Section 2: Definitions. For purposes of this Plan, the following terms shall have the meanings indicated below:

            (a) "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option or Restricted Stock Award.

            (b) "Capital Stock": any of the Corporation's authorized but unissued shares of $.01 par value common stock.

            (c) "Code": the Internal Revenue Code of 1986, as amended from time to time.

            (d) "Fair Market Value": the price per share determined by the Board of Directors at the time any Option is granted. Fair Market Value of Incentive Stock Options shall be determined consistent with the Code and regulations.

            (e) "Incentive Stock Option": an option defined in Section 422 of the Code to purchase shares of the common stock of the Corporation.

            (f) "Nonqualified Stock Option": an option, not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code, to purchase common stock of the Corporation.

            (g) "Option": the term shall refer to a Stock Option granted under this Plan.

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            (h) "Option Agreement": a written agreement pursuant to which the
      Corporation grants an Option to an Optionee and sets the terms and conditions of the Option.

            (i) "Option Date": the date upon which an Option Agreement for an option granted pursuant to this Plan is duly executed by or on behalf of the Corporation.

            (j) "Optionee": an officer, management level or other employee, non-employee director of or consultant to Corporation to whom an Option has been granted under the Plan.

            (k) "Plan": this 1994 Stock Option Plan as amended hereafter from time to time.

            (l) "Restricted Period" means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such share of Restricted Stock is subject to the restrictions set forth in Section 7.

            (m) "Restricted Stock" means shares of Common Stock issued or transferred to a Participant subject to the restrictions set forth in
      Section 7 and any new, additional or different securities a Participant may become entitled to receive as a result of adjustments made pursuant to
      Section 8.

            (n) "Restricted Stock Award" means an Award granted under Section 7 of the Plan.

            (o) "Stock": the $.01 par value common stock of the Corporation (subject to adjustment as described in Section 8) reserved for Options and Restricted Stock Grants pursuant to this Plan, or any other class of stock of the Corporation which may be substituted therefore by exchange, stock split or otherwise.

            (p) A "Subsidiary": any corporation in an unbroken chain of corporations beginning with the Corporation, if, at the time of granting the option, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term shall include any subsidiaries which become such after adoption of this Plan.

            (q) "Team Members": common law employees of Caribou Coffee Company, Inc.

      Section 3: Shares Available For Awards Under Plan. An aggregate of 750,000 shares of the Corporation's authorized but unissued shares of $.01 par value common stock is hereby made available for grant, and shall be reserved for issuance, under this Plan. The aggregate

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number of shares available under this Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in Section 8. If an Option shall expire or terminate for any reason without having been exercised in full, or if a Restricted Stock Award shall be forfeited in whole or part, the unpurchased or forfeited shares, shall (unless the Plan shall have been terminated) become available for other Awards under the Plan.

      Section 4: Administration. The Plan shall be administered by the Board of Directors of the Corporation. At all times subject to the authority of the Board of Directors, the Board of Directors may from time to time delegate some or all of its authority under the Plan to a committee consisting of two (2) or more Directors (the "Committee"), and/or obtain assistance or recommendations from such Committee. If no separate committee is appointed, the Board shall constitute the Committee, and references to the Committee shall include the entire Board of Directors.

      The Corporation shall grant Awards pursuant to the Plan upon determinations of the Committee as to which of the eligible persons shall be granted Awards, the type of Award (Options or Restricted Stock), the number of shares to be Optioned or Awarded and the term during which any such Options may be exercised. If the Corporation is publicly traded on a recognized securities exchange, a majority of the members of the Committee making determinations about the grant of Awards to employee-directors must be disinterested in the grant being made. The Committee may from time to time adopt rules and procedures for carrying out the Plan and interpretations and constructions of any provision of the Plan, which shall be final and conclusive.

      Section 5: Eligibility for Stock Options. Incentive Stock Options under the Plan may only be granted to such Team Members as selected by the Committee in its discretion. Nonqualified Stock Options may be granted to Team Members, non-employee directors and any other persons providing valuable services to the Corporation.

      In selecting the Team Members or other persons to whom Stock Options shall be granted, as well as determining the number of shares subject to each Option, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purpose of the Plan. For any calendar year, the aggregate Fair Market Value (determined at the Option Date) of the stock with respect to which any Incentive Stock Options are exercisable for the first time by any individual employee (under all Incentive Stock Option plans of the Corporation and all subsidiary corporations) shall not exceed $100,000. Subject to the provisions of Section 3, an optionee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. Any Incentive Stock Options that become exercisable and exceed the above limitation shall be treated as a Nonqualified Option.

      No Stock Option may be granted under this Plan with an expiration date later than the ten (10) years from the effective date.

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      Section 6: Terms and Conditions of Options. Whenever the Committee shall designate an Optionee, it shall communicate to the Secretary of the Corporation the name of the Optionee, the number of shares to be Optioned and such other terms and conditions as it shall determine, not inconsistent with the provisions of this Plan. The President or other officer of the Corporation shall then enter into an Option Agreement with the Optionee, complying with and subject to the following terms and conditions and setting forth such other terms and conditions of the Option as determined by the Committee:

            (a) Number of shares and Option price. The Option Agreement shall state the total number of shares to which it pertains. The price of Incentive Stock Option Stock shall be not less than one hundred percent (100%) of the Fair Market Value of the Option Stock at the Option Date. In the event an Incentive Stock Option is granted to an employee, who, at the Option Date (directly or indirectly), owns more than ten percent (10%) of the voting power of all classes of the Corporation's stock then outstanding, the price of the shares of Option Stock which will be covered by such Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Option Stock at the Option Date. Nonqualified Options may be granted at a price equal to, greater than or less than Fair Market Value at the date of grant. The Option price shall be subject to adjustment as provided in Section 7 hereof.

            (b) Period of Options and right to exercise. Options granted under this Plan shall be subject to such terms and conditions, shall vest and be exercisable at such times and shall be evidenced by such form of written Option Agreement as the Committee shall determine, provided that for Incentive Stock Options, such determinations are not inconsistent with Code Section 422 and the regulations thereunder. Unless modified by the Committee in the Option Agreement, Incentive Stock Options will all vest at a rate of thirty-three and one-third percent (33 1/3%) per year measured from the date of grant.

      In addition, no Option granted, shall by its terms, be exercisable after the expiration of ten (10) years from the date such Option is granted. Except, however, Options granted to any employee who at the time of grant owns more than ten percent (10%) of the voting power of all shares of the classes of Corporation's stock then outstanding may not by its terms be exercisable after expiration of five (5) years from the date such Option is granted. The period during which the Option may be exercised, once it is granted, shall not be reduced, except as provided in paragraphs
      (c), (d) and (e) below. The exercise of any Option will be contingent upon receipt by the Corporation of payment as provided in paragraph (h) below for the full purchase price of such shares. No Optionee or his or her legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until certificates for such shares are issued under the terms of the Plan.

            (c) Termination of Employment or Service. In the event that an Optionee shall cease to be employed by or performing services for the Corporation for any

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      reason other than death or gross misconduct, subject to the condition that no Incentive Stock Option shall be exercisable after the expiration of ten
      (10) years from the date it is granted, such Optionee shall have the right to exercise any outstanding Options at any time within thirty (30) days after the termination of employment or service (in the case of a disabled employee or other Optionee, the Committee at its discretion may permit exercise of Options within one year of termination of employment).

                  Any Optionee whose employment or other services is terminated by reason of gross misconduct shall immediately forfeit all unexercised Options whether vested or nonvested. "Gross misconduct" for purposes of this subparagraph means that the Optionee has engaged in theft, misappropriation of Corporation property or other acts of dishonesty which have a detrimental effect on the Corporation.

            (d) Death of Optionee. If the Optionee shall die (i) while in the employ of or under contract with the Corporation or any subsidiary, or
      (ii) within a period of three (3) months after the termination of his or her employment or contract with the Corporation or any subsidiary as provided in paragraph (c) of this section, and in either case shall not have fully exercised his or her Options, any Options granted pursuant to the Plan shall be exercisable until the earlier of the originally stated date of termination or one year from the date of death. Such Option shall be exercised pursuant to subparagraph (g) of this Section by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution, and only to the extent that such Options were exercisable at the time of his death.

            (e) Transfer of Option. Each Option granted hereunder shall, by its terms, not be transferable by the Optionee other than by will or by the laws of descent and distribution, and shall be, during the Optionee's lifetime, exercisable only by the Optionee. Except as permitted by the preceding sentence, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

            (f) Manner of Exercise of Options. An Option may be exercised, in whole or in part, at such time or times and with respect to such number of shares, as the Committee, in its sole discretion, shall determine at the time that the Option is granted. The Option terms shall be set forth in the Option Agreement granting the Option. Such Option shall be exercisable only within the Option period and only by (i) written notice to the Corporation of intent to exercise the Option with respect to a specified number of shares of stock; (ii) tendering the original Option Agreement to

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      the Corporation; and (iii) payment to the Corporation of the amount of the
      Option purchase price for the number of shares of stock with respect to which the Option is then exercised. Payment of the Option purchase price may be made in cash or by check. When shares of stock are issued to the Optionee pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option Agreement by the Corporation before the Agreement is returned to the Optionee. When all shares of Optioned stock covered by the Option Agreement have been issued to the Optionee, or the Option shall expire, the Option Agreement shall be cancelled and retained by the Corporation.

            (g) Delivery of Certificate. As promptly as practicable after receipt of the written notice and payment specified above, the Corporation shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Corporation, or the stock transfer agent for the Corporation, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee at the address specified in the written notice of exercise.

            (h) Other Provisions. The Option Agreements authorized under this Section may contain such other provisions as the Committee shall deem advisable, including, but not limited to a requirement that Capital Stock purchased pursuant to the exercise of an Option be subject to a buy-sell agreement which will restrict the Optionee's ability to transfer the Capital Stock to third parties, provisions for forfeiture of shares or Options or provision to assist the Optionee in financing the purchase of the Corporation's Stock through the exercise of Options upon reasonable terms.

      Section 7: Restricted Stock Awards.

            (a) Award of Restricted Stock.

                  (i) The Committee shall have the authority (1) to directly grant Restricted Stock Awards, (2) to issue or transfer Restricted Stock to Participants, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock shall be granted or become vested and the number of shares or units to be covered by each grant.

                  (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Secretary of the Company an agreement with respect to Restricted Stock satisfactory to the Committee and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements and shall pay to the Company, as the purchase price of the shares of Stock subject

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            to such Award, the purchase price, if any, established by the
            Committee in its discretion and indicated in the Award within 60 days following the making of such Award. If a Participant shall fail to execute the agreement, stock powers or shall fail to pay such purchase price within such period, the Award shall be null and void. Subject to the restrictions set forth in Section 7(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Holder's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture.

                  (iii) In the case of a Restricted Stock Award, the Committee shall then cause stock certificates registered in the name of the Holder to be issued and held by the Secretary of the Company or an agent.

            (b) Restrictions.

                  (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted
            Period: (1) the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Grant; (3) the shares shall be subject to forfeiture to the extent provided by the Committee in the Restricted Stock Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

                  (ii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

            (c) Restricted Period. The Restricted Period of Restricted Stock shall commence on the Date of Grant and unless otherwise established by the Committee in the Restricted Stock Agreement, shall expire from time to time as to that part of the Restricted Stock in accordance with a schedule included in the letter or form evidencing the Award.

            (d) Delivery of Restricted Stock. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, a stock certificate evidencing the shares of Restricted Stock which have not then been

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      forfeited and with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered without charge to the Holder, or his beneficiary, free of all restrictions under the Plan.

            (e) Payment for Restricted Stock. Except as provided in subparagraph 7(a)(ii), a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award.

            (f) SEC Restrictions. Unless the Restricted Stock has been otherwise registered with the SEC, each certificate representing Restricted Stock awarded under the Plan shall bear the following legend:

                  "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE WERE
            ISSUED PURSUANT TO THE CARIBOU COFFEE COMPANY, INC., 1994 STOCK AWARDS PLAN. SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAW AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH."

      If the shares of Common Stock to be issued to a Participant have been registered under the Securities Act of 1933, as amended, but the Participant is subject to resale restrictions under Rule 144 under the Securities Act of 1933, as amended, the Company may place the following legend on stock certificates issued to the Participant:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO AN
            AFFILIATE OF THE ISSUER AND THE RESALE OF SUCH SHARES IS SUBJECT TO CERTAIN RESTRICTIONS UNDER RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SUCH OTHER PROVISIONS APPLICABLE TO THE RESALE OF SECURITIES BY AFFILIATES."

      Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities except in compliance with the Securities Act of 1933, as amended ("Act").

      Section 8: Adjustment of Number of Shares. If, and to the extent that, the number of issued shares of the Capital Stock of the Corporation shall be increased or reduced by change in par value, recapitalization, reorganization, merger, consolidation, split up, distribution of a dividend payable in stock or the like, the number of shares subject to the Option and the Option price therefor shall be equitably adjusted by the Committee consistent with such change to prevent substantial dilution or enlargement of the rights granted to or available to Optionees. Restricted Stock Awards shall be adjusted in the same manner as other outstanding shares of stock of the Corporation.

      Subject to the foregoing, the grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications,

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reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

      Section 9: Rights as Stockholder. An Optionee shall not, by reason of any Option granted hereunder, have any right of a stockholder of the Corporation with respect to the shares covered by his Option until such shares shall have been issued to the Optionee.

      Section 10: No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option. Neither shall the Plan confer upon the Optionee any rights respecting continued employment nor limit the Optionee's rights or the employer Corporation's rights to terminate such employment.

      Section 11: Withholding Taxes. Whenever under the Plan shares of Option Stock are to be issued upon exercise of a Nonqualified Option granted hereunder, upon a lapse of restrictions on a Restricted Stock Award and prior to the delivery of any certificates or certificates for said shares by the Corporation or if required by law, upon a disqualified disposition of an Incentive Stock Option, the Corporation shall have the right to require any Optionee that is or was an employee as of the date of grant, to remit to the Corporation an amount sufficient to satisfy any federal and state withholding or other employment taxes, if any, resulting from such exercise, lapse or early disposition.

      Section 12: Common Stock Acquired for Investment. Common Stock acquired by an Optionee under this Plan by exercise of any Option or a Restricted Stock Award shall be acquired by the Optionee for investment and without intention of resale, unless, in the opinion of counsel of the Corporation, such common stock may be purchased without any investment representation. Where an investment representation is deemed necessary, the Committee may require a written representation to that effect by the Optionee as a condition of the Optionee exercising an Option under this Plan, and the Committee may place an appropriate legend on the common stock issued to the Optionee indicating that such common stock has not been registered under federal or state securities laws. Each Option shall be subject to the requirement that if, at any time, the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, then such Option shall not be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Nothing contained herein shall require the Corporation to register the Options or the shares of voting common stock purchased upon the exercise of said Options.

      Section 13: Effective Date. This Plan shall be effective May 1, 1994 (the "Effective Date") as approved by the Board of Directors. However, unless within 12 months before or 12 months after the Plan is adopted by the Board of Directors, the Plan is approved

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by the vote of the holders of a majority of the outstanding Capital Stock of the
Corporation, the Plan shall not qualify under Section 422 of the Code. All subsequent stock options granted hereunder will be Nonqualified Stock Options. All Options granted prior to disqualification of the Plan for failure to obtain shareholder approval shall be converted to Nonqualified Stock Options.

      Section 14: Liquidation. Upon the complete liquidation of the Corporation, any unexercised Options theretofore granted under this Plan shall be deemed cancelled, except as otherwise provided in Section 8 in connection with a merger, consolidation or reorganization of the Corporation provided that Optionees are given at least 30 days written notice in advance of the effective date during which time Options may be exercised.

      Section 16: Termination and Amendment of the Plan. This Plan shall terminate ten (10) years after the Effective Date or at such earlier time as the Board of Directors shall determine. Any termination shall not affect any Options then outstanding under the Plan.

      The Board may make such modifications of the Plan as it shall deem advisable, but may not, without further approval of the stockholders of the Corporation, except as provided in Section 8 hereof, (a) increase the number of shares reserved for Options under this Plan, (b) change the manner of determining the Option price for Incentive Stock Options, (c) increase the maximum term of the Options provided for herein, or (d) change the class of persons eligible to receive Options under the Plan.

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